Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXECUTION COPY

Purchase and Contribution Agreement

between

DePalma Acquisition I LLC

as the Seller

and

DePalma Financing SPV I LLC

as the Purchaser

Dated as of December 30, 2025

Table of Contents

Article 1
Definitions and Usage

Article 2
Conveyance of Receivables

.

Article 3
Representations, Warranties and Covenants; Remedies for Breach

ii	Purchase and Contribution Agreement

Article 4
Additional Covenants of the Seller

Article 5
Indemnification

Section 5.1 Indemnification .............................................................................................................................19

Section 5.2 Certain Losses Not Indemnified ....................................................................................................22

Article 6
Termination

Section 6.1 Termination ..................................................................................................................................22

Article 7
Miscellaneous Provisions

iii	Purchase and Contribution Agreement

Schedules

Schedule 1 Schedule of Principal Places of Business and Chief Executive Offices

Schedule 2 Seller Prior Names

Schedule 3 Lockbox Account

Exhibits

Exhibit A Form of Assignment

Exhibit B Initial Assignment

iv	Purchase and Contribution Agreement

Purchase and Contribution Agreement

This Purchase and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is dated as of December 30, 2025 (the "Closing Date"), between DePalma Acquisition I LLC, a Delaware limited liability company ("DPA 1"), as the transferor hereunder (the "Seller"), and DePalma Financing SPV I LLC, a Delaware limited liability company (the "Purchaser," and, together with the Seller, the "Parties," and each, a "Party"), as the transferee.

Preliminary Statements

1. The Seller and its Affiliate, DePalma Acquisition II, LLC, a Delaware limited liability company ("DPA 2"), have acquired, and may from time to time hereafter acquire, certain Medallion Loans, consisting of Medallion Loans, directly or indirectly, from third-party originators and restructured such loans pursuant to the MRP+ Program.

2. The Purchaser is a special-purpose entity that is 100.00% beneficially owned by the Seller and has been established to, among other things, purchase and otherwise acquire Medallion Loans and Other Transferred Property, and become the beneficiary of the MRP+ Program with respect to such Medallion Loans.

3. The Seller wishes, from time to time, to offer to sell and contribute Medallion Loans and Other Transferred Property to the Purchaser, and the Purchaser desires to procure such Medallion Loans and Other Transferred Property from the Seller (certain of which the Seller may acquire, directly or indirectly, from DPA 2).

4. The Purchaser intends to finance the acquisition of Medallion Loans and Other Transferred Property from the Seller through borrowings under the Receivables Loan and Security Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Purchaser, DPA 1, as Servicer, the financial institutions from time to time party thereto, as "Lenders" thereunder (the "Lenders"), and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, New York Branch, as "Agent" thereunder (together with its successors and assigns, in such capacity, the "Agent").

5. This Agreement is the "Purchase Agreement" referred to in the Loan Agreement, and is a "Transaction Document" under the Loan Agreement.

Now, therefore, in consideration of the foregoing premises, the Parties, intending to be legally bound, hereby agree as follows:

Article 1

Definitions and Usage
Section 1.1
Certain Definitions. Unless otherwise defined in this Agreement, the following capitalized terms shall have the following meanings:

"Affected Receivable" has the meaning set forth in Section 3.3(a) (Correct, Cure or Purchase Affected Receivables) below.

"Affiliated Transfer Documents" means, with respect to any Medallion Loan or related Other Transferred Property that has been acquired by the Seller from any other Person (including, without limitation, DPA 2) following the restructuring of such Medallion Loan, any purchase agreement, contribution agreement or other documentation pursuant to which the Seller (directly or indirectly) acquired such Medallion Loan or related Other Transferred Property.

"Aggregate Purchase Price" has the meaning specified in Section 2.2(a) (Payment of Purchase Price) below.

"Assignment" means:

(a)
with respect to the Initial Receivables, the Initial Assignment; and
(b)
with respect to any Subsequent Receivables or Subsequent Transfer Date, the applicable Subsequent Assignment.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

"Initial Assignment" has the meaning specified in Section 2.1(a) (Initial Receivables) below.

"Initial Receivables" has the meaning specified in Section 2.1(a) (Initial Receivables) below.

"Medallion Loan Documents" means, with respect to any Medallion Loan, each of the documents to be included in the related Receivable File pursuant to the Custodial Agreement (regardless of whether such document has been delivered to the Custodian under the Custodial Agreement).

"Medallion Loan UCC 1" has the meaning specified in the Custodial Agreement.

"Medallion Loan UCC Assignments" has the meaning specified in the Custodial Agreement.

"Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Seller or the Servicer, as applicable, which counsel shall be reasonably acceptable to the Agent.

"Optional Repurchase" has the meaning specified in Section 2.6(b) (Right to Repurchase Receivables) below.

"Optional Repurchase Receivables" has the meaning specified in Section 2.6(b) (Right to Repurchase Receivables) below.

2	Purchase and Contribution Agreement

"Other Transferred Property" means, with respect to any Transferred Receivable, all right, title and interest in, to and under each the following, to the extent related to such Transferred Receivable:

(c)
the Medallion Loan Agreement and the other Medallion Loan Documents;
(d)
Medallion Collateral (including, without limitation, all rights relating to such Transferred Receivable under the MRP+ Program and the MRP+ Program Documents);
(e)
Records;
(f)
the Receivable File;
(g)
Affiliated Transfer Documents;
(h)
all Collections received (or payable) on or after the Transfer Date;
(i)
all present and future claims, demands, causes and choses in action in respect of such Transferred Receivable or any or all of the foregoing; and
(j)
all proceeds of any of the foregoing.

"Purchase Price" means, for each Transferred Receivable (together with Other Transferred Property), shall be the Outstanding Balance of such Transferred Receivable on the Transfer Date plus accrued interest to but not including the Transfer Date.

"Receivable File" has the meaning specified in the Custodial Agreement.

"Records" means, with respect to any Transferred Receivable, the underwriting (and restructuring) file and payment history maintained by the Seller or the Servicer with respect to such Transferred Receivable and the related Obligor.

"Repurchase Amount" has the meaning set forth in Section 3.3(a) (Correct, Cure or Purchase Affected Receivables) below.

"Repurchase Cure Date" has the meaning set forth in Section 3.3(a) (Correct, Cure or Purchase Affected Receivables) below.

"Signature Law" has the meaning set forth in Section 7.3 (Counterparts) below.

"Specified Documents" has the meaning specified in the Custodial Agreement.

"Subsequent Assignment" has the meaning specified in Section 2.1(b) (Subsequent Receivables) below.

"Subsequent Receivables" has the meaning specified in Section 2.1(b) (Subsequent Receivables) below.

"Subsequent Transfer Date" has the meaning specified in Section 2.1(b) (Subsequent Receivables) below.

3	Purchase and Contribution Agreement

"Transfer" means to sell, contribute, transfer, assign, set over and convey, and "Transfers" and "Transferred" have meanings correlative to the foregoing.

"Transfer Date" means, in the case of:

(k)
any Initial Receivable, the Closing Date; or
(l)
any Subsequent Receivable, the Subsequent Transfer Date on which such Subsequent Receivable is Transferred (or purported to be Transferred) pursuant to Section 2.1(b) (Subsequent Receivables) below.

"Transferred Assets" means, collectively, (a) the Transferred Receivables (or any of them, as the context may require), (b) the Other Transferred Property with respect to such Transferred Receivables, and (c) all proceeds of the any of the foregoing. For the avoidance of doubt, upon the repurchase or replacement, or Optional Repurchase (as applicable), by the Seller of an Affected Receivable or an Optional Repurchase Receivable pursuant to this Agreement, such Affected Receivable or Optional Repurchase Receivable, as the case may be, shall automatically, and without further action, cease to be a Transferred Receivable, and such Affected Receivable or Optional Repurchase Receivable, as the case may be, and the Other Transferred Property with respect thereto shall automatically, and without further action, cease to be Transferred Assets.

"Transferred Receivables" means, collectively, the Initial Receivables and the Subsequent Receivables.

Section 1.2
Other Defined Terms. Capitalized terms used herein that are not otherwise defined in this Agreement (including, without limitation, the terms "Affiliate," "Applicable Law," "Borrower LLC Agreement," "Borrowing Base," "Business Day," "Change of Control," "Code," "Collection Account," "Collections," "Credit and Collection Policy," "Custodial Agreement," "Custodian," "Default," "Early Amortization Event," "Eligible Receivable," "Eligible Receivables Balance," "ERISA," "ERISA Affiliate," "ERISA Event," "Event of Default," "Final Settlement Date," "GAAP," "Governmental Authority," "Indebtedness," "Independent Managers," "Insolvency Event," "Insolvency Laws," "Investment Company Act," "Lien," "Loan Enhancement Agreement Assignment," "Loan Enhancement Agreement Joinder," "Lockbox Account," "Lockbox Account Bank," "Material Adverse Effect," "MCC," "MCC Entities," "MCC Entity," "Medallion Collateral," "Medallion Loans," "Medallion Loan Agreement," "Monthly Settlement Report," "MRP+ Payoff Amount," "MRP+ Program," "MRP+ Program Documents," "MRP+ Program Recoveries," "Obligor," "Other Related Person," "Outstanding Balance," "Person," "Pledged Collateral," "Receivables Schedule," "Remittance Period," "Reporting Date," "Required Lenders," "Secured Obligations," "Secured Parties," "Secured Party," "Servicer," "Servicer Default," "Servicing Agreement," "Settlement Date," "Solvent," "State," "Sub‑Servicer," "Subsidiary," "Supplemental Loan Deficiency Guaranty," "Taxes," "Transaction Documents" and "UCC") shall have the meanings assigned to them in the Loan Agreement.
Section 1.3
Usage. The rules of construction and usage set forth in Section 1.2 (Usage) of the Loan Agreement shall apply to this Agreement.

4	Purchase and Contribution Agreement

Article 2

Conveyance of Receivables
Section 2.1
Conveyance of Receivables.
(a)
Initial Receivables. Pursuant to the Assignment, dated as of as of December 15, 2025, a copy of which is attached as Exhibit B (Initial Assignment) to this Agreement (the "Initial Assignment"), the Seller has contributed and assigned to the Purchaser, and, as of the Closing Date, the Seller hereby Transfers to the Purchaser, without recourse (except as expressly provided herein), and the Purchaser hereby acquires from the Seller, as a contribution of capital, each of the Medallion Loans identified in the Receivables Schedule attached as Schedule I (Medallion Loans) to the Initial Assignment (the "Initial Receivables"), (ii) all Other Transferred Property in respect thereof, and (iii) all proceeds of any of the foregoing (but, in each case, for the avoidance of doubt, no funding or other monetary obligations thereunder).
(b)
Subsequent Receivables. On the terms and subject to the conditions set forth in this Agreement, the Seller, on any applicable Business Day so designated by the Seller for such purpose (any such Business Day, a "Subsequent Transfer Date"), hereby Transfers to the Purchaser, without recourse (except as expressly provided herein), and the Purchaser hereby purchases and acquires from the Seller, in each case, as of the applicable Transfer Date, all of the Seller's right, title and interest in, to and under (i) the Medallion Loans identified on Schedule A (Receivables) to the related assignment in the form of Exhibit A (Form of Assignment) hereto (such Medallion Loans, with respect to any Transfer Date, the "Subsequent Receivables," and such assignment, the "Subsequent Assignment"), (ii) all Other Transferred Property in respect thereof (but, for the avoidance of doubt, no obligations thereunder), and (iii) all proceeds of any of the foregoing (but, in each case, for the avoidance of doubt, no funding or other monetary obligations thereunder).
(c)
Delivery of Receivable Files. In connection with each Transfer Date, the Seller shall deliver to the Custodian (and the Purchaser hereby directs the Seller to deliver, on its behalf, to the Custodian) the Receivable File (as defined in the Custodial Agreement) for each Transferred Receivable and the time, and in the manner, specified in Section 3 of the Custodial Agreement, and take all other actions required to satisfy the conditions specified in Section 2.3 (Conditions) below.
Section 2.2
Consideration for Transfers.
(a)
Payment of Purchase Price. In exchange for the Transfer of Transferred Assets, pursuant to Section 2.1 (Conveyance of Receivables) above, on any Transfer Date, the Purchaser shall remit, as consideration, to the Seller, on such Transfer Date, an amount equal to the aggregate Purchase Price of such Transferred Assets (with respect to such Transfer Date, the "Aggregate Purchase Price"); provided, however, that, to the extent that the Aggregate Purchase Price with respect to any Transfer Date exceeds the amount of cash available to the Purchaser to pay such Aggregate Purchase Price on such Transfer Date, such excess shall not be paid in cash, but instead the Seller shall be deemed to have made a capital contribution to the Purchaser of Transferred Assets having an aggregate Purchase Price equal to the otherwise unpaid portion of the Aggregate Purchase Price for such Transfer Date, with the result that the Aggregate Purchase Price for the Transferred Assets Transferred by the Seller to the Purchaser

5	Purchase and Contribution Agreement

hereunder on any Transfer Date shall be deemed to have been paid in full on such date. The Purchaser and the Seller agree that the Purchase Price paid (or deemed paid) by Purchaser for each Transferred Asset that is Transferred on any Transfer Date represents and shall represent fair and reasonably equivalent value for such Transferred Asset as of such date.
(b)
Election to Treat as Capital Contribution. Notwithstanding anything to the contrary in Section 2.2(a) (Payment of Purchase Price) above, on any Transfer Date, the Seller may elect to designate all or a portion of the Transferred Assets proposed to be transferred by it to the Purchaser on such date as a capital contribution to the Purchaser. The Transfers made pursuant to Section 2.1(a) (Initial Receivables) above are hereby so designated as a capital contribution.
Section 2.3
Conditions. The Seller's obligation to sell, and the Purchaser's obligation to purchase, the Transferred Assets described in Section 2.1 (Conveyance of Receivables) above on any Transfer Date, shall be subject to the satisfaction, or waiver by the Purchaser (with the prior written consent of the Agent), of each of the conditions set forth below on or prior to the related Transfer Date:
(a)
The Seller shall have executed and delivered to the Purchaser, with a copy to the Servicer and the Agent, an Assignment with respect to the Transferred Assets to be purchased or acquired on such Transfer Date;
(b)
As of such Transfer Date, (i) the Seller shall be Solvent and shall not fail to remain Solvent as a result of the transfer of the Transferred Assets on such Transfer Date, and (ii) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person;
(c)
No Default, Event of Default, Servicer Default or Early Amortization Event (or event that, with notice or lapse of time, would constitute a Servicer Default or Early Amortization Event) shall have occurred and be continuing as of such Transfer Date;
(d)
The applicable Medallion Loan UCC 1 and Medallion Loan UCC Assignments shall have been filed and delivered to the Custodian in accordance with the Custodial Agreement;
(e)
Each of the representations and warranties made pursuant to Section 3.2 (Representations and Warranties of the Seller Relating to the Transferred Receivables) below with respect to the Transferred Assets shall be true and correct as of such Transfer Date;
(f)
The Seller shall have taken all such actions required to maintain (i) the ownership interest of the Purchaser in the Transferred Assets, and (ii) the first-priority perfected security interest of the Agent in the Transferred Assets pursuant to the Loan Agreement;
(g)
The Seller shall have delivered to the Custodian, on behalf and at the direction of the Purchaser, the Specified Documents, and such other documents as the Purchaser is required to deliver to the Custodian as part of the Receivable File, pursuant to the terms of the Custodial Agreement; and
(h)
There shall have been executed and delivered a Loan Enhancement Agreement Joinder, and a Loan Enhancement Agreement Assignment, which shall have been effective to assign to the Purchaser all of the rights under the MRP+ Program, with respect to such Medallion Loan (including,

6	Purchase and Contribution Agreement

without limitation, all rights under the Supplemental Loan Deficiency Guaranty, and the right to receive the MRP+ Program Recoveries and the MRP+ Payoff Amount).
Section 2.4
Pledge of Transferred Receivables. The Purchaser hereby advises the Seller that, concurrently with any Transfer of Transferred Assets pursuant to Section 2.1 (Conveyance of Receivables) above, the Purchaser shall pledge to the Agent, for the benefit of the Secured Parties, such Transferred Assets. The Purchaser is deemed to have received and accepted the Transfer of the Transferred Assets hereunder in good faith and without notice or knowledge of any adverse claims or Liens (other than Permitted Liens).
Section 2.5
No Assumption of Funding Obligations. No Transfer made pursuant to Section 2.1 (Conveyance of Receivables) above shall result in any assumption by the Purchaser of any funding or other monetary obligation of the Seller or any other Person in connection with such Medallion Loans or Other Transferred Property or under any Medallion Loan Agreement or other agreement or instrument relating thereto.
Section 2.6
Repurchase of Transferred Receivables.
(a)
Obligation to Correct, Cure or Repurchase Affected Receivables. The Seller shall, in accordance with Section 3.3 (Remedies for Breach) below, correct, cure or repurchase any Affected Receivable (as defined in Section 3.3) that it has Transferred to the Purchaser under this Agreement. There is no limitation on the number or aggregate principal amount of Affected Receivables that the Seller may be so required to correct, cure or repurchase.
(b)
Right to Repurchase Receivables. The Seller may, from time to time, at its sole option, on any Settlement Date, upon prior written notice to the Purchaser and the Agent (with a copy to the Servicer and the Custodian) on or prior to the related Reporting Date (such notice to be included and reflected in the applicable Monthly Settlement Report), repurchase Transferred Assets from the Purchaser (each such repurchase, an "Optional Repurchase" and such Receivables repurchased or to be repurchased (as context may require) in an Optional Repurchase, "Optional Repurchase Receivables") by remitting to the Collection Account an amount equal to the Repurchase Amount with respect to such Receivables; provided that at the time of the applicable Optional Repurchase, (i) no Event of Default shall have occurred and be continuing or would occur as a result of such Optional Repurchase, (ii) no Borrowing Base Deficiency would occur as a result of such Optional Repurchase, and (iii) after giving effect such Optional Repurchase, the sum of the Repurchase Amounts of the Optional Repurchase Receivables then being repurchased, together with the sum of the Repurchase Amounts of all Optional Repurchase Receivables previously repurchased would not exceed 10.00% of the highest Eligible Receivables Balance since the Closing Date.
Section 2.7
Servicing Released Sale. Each Transfer is made on a servicing released basis, and, following each Transfer, the Purchaser, as the owner of the Transferred Assets shall have the right to service the same, subject to the rights and obligations of the Servicer under the Loan Agreement and the other terms and conditions of the Transaction Documents.

7	Purchase and Contribution Agreement

Section 2.8
Nature of the Transfers.
(a)
Intent. Each Transfer made pursuant to Section 2.1 (Conveyance of Receivables) above does not, and is not intended to, result in a pledge of Transferred Asset to secure a debt or other obligation of the Seller. It is the express intent of the Parties that the conveyance of all Transferred Assets by the Seller to the Purchaser on each Transfer Date will constitute, and be construed as, an absolute sale and/or contribution, and an absolute assignment, which provides Purchaser with the full benefits of ownership thereof. It is, further, not the intention of the parties that such conveyances be deemed pledges thereof or part of a secured lending transaction. The Seller and the Purchaser agree that the Transferred Assets Transferred by the Seller to Purchaser hereunder shall not be part of the Seller's estate in the event of the filing of a petition by or against the Seller under any Insolvency Law.
(b)
Savings Clause. In the event that, notwithstanding the intent of the Parties, as described in Section 2.8(a) (Intent) above, any transfer and assignment (or purported transfer and assignment) contemplated by this Agreement or any Assignment is held to constitute a secured financing, or otherwise not to constitute an absolute transfer and assignment of all of the Seller's right, title and interest in, to and under the applicable Transferred Assets, this Agreement and each Assignment shall constitute a security agreement under Applicable Law and the Seller hereby grants to the Purchaser a security interest in the Transferred Assets, to secure an obligation equal to the sum of, for each of the Transferred Assets, the Repurchase Amount plus all accrued and unpaid interest thereon, and the payment and performance of the Seller's other obligations hereunder.
(c)
Actions by Seller. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Transferred Receivables or Other Transferred Property for any purpose whatsoever, it being understood, however, that the Seller will include such property for consolidated financial and federal and state income tax reporting.
(d)
Records to Reflect Transfers. The Seller shall maintain (or in its capacity as Servicer under the Loan Agreement shall maintain) its computer systems so that, from time to time after any conveyance under this Agreement of Transferred Receivables, the master computer records (including any backup archives) that refer to any such Receivable shall indicate clearly the interests of Purchaser (or any subsequent assignee of Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person's interest in a Transferred Receivable shall not be deleted from or modified on such computer systems until, and only until, such Receivable shall have been paid in full or repurchased in accordance with the terms of this Agreement (with payment in full of the related Repurchase Price).
(e)
Treatment of Transfers. Other than for tax purposes, the Seller and the Purchaser each shall treat, for all purposes, the transfers effected under this Agreement as sales and contributions, as applicable, of assets to the Purchaser. The Seller agrees to reflect in its financial records, and to include a note in its audited annual financial statements, indicating that the Purchaser is a separate legal entity and the Transferred Assets are owned by the Purchaser and are not available to the creditors of the Seller.

8	Purchase and Contribution Agreement

Section 2.9
Perfection.
(a)
(a) The Seller shall (i) file (or prepare for filing), at its own expense, UCC financing statements with respect to the Transferred Receivables and Other Transferred Property in such manner and in such jurisdictions as are necessary, or as the Purchaser or its assigns (including the Agent, as pledgee of the Purchaser) may reasonably request, to perfect the Purchaser's first-priority security interest or ownership interest therein under the UCC and (ii) take any and all such other action as may be necessary or as the Purchaser or its assigns (including the Agent, as pledgee of the Purchaser) may reasonably request, to establish the Purchaser's security interest or ownership interest in the Receivables and Other Transferred Property transferred hereunder.
(b)
Without limiting the obligations of the Seller under Section 2.9(a) above, the Seller hereby authorizes the Purchaser (and the Agent, as pledgee of the Purchaser) to file, at the sole cost and expense of the Seller, all financing statements, continuation statements, amendments to financing statements, and other instruments, in any jurisdictions and with any filing office, as the Purchaser or the Agent may determine to be necessary, advisable or prudent to perfect, make effective, continue or maintain the perfection of the assignments, transfers and security interests made and granted from time to time by the Seller to the Purchaser under Sections 2.1 (Conveyance of Receivables) and 2.8(b) (Savings Clause) above and the pledge of the Transferred Receivables to the Agent as a part of the Pledged Collateral pursuant to the Loan Agreement. Any such financing statements may describe the Transferred Assets in the same manner as described herein or may contain an indication or description of the Transferred Assets that describes such property in any other manner as the Purchaser or the Agent, as the case may be, may reasonably determine is necessary in order to ensure the perfection of such assignments, transfers and the security interests. The Seller further authorizes the Purchaser and its direct and indirect assigns (including the Agent, as pledgee of the Purchaser under the Loan Agreement, and the Agent’s permitted assigns thereunder, and, following an Event of Default and disposition of the Pledged Collateral, any successor owner or holder thereof) to file any financing statements, amendments and assignments of financing statements, continuation statements and termination statements with respect to any collateral securing the Transferred Assets.
Article 3

Representations, Warranties and Covenants; Remedies for Breach
Section 3.1
Representations, Warranties and Covenants of the Seller. The Seller hereby represents, warrants and covenants with and to the Purchaser on the Closing Date, as of each Transfer Date and at all other times prior to the Final Settlement Date, as follows:
(a)
The Seller is, and at all times during the term of this Agreement will be, a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and is, and at all times during the term of this Agreement will be, duly qualified to do business as a foreign limited liability company in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this

9	Purchase and Contribution Agreement

Agreement makes such qualification necessary, except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.
(b)
Seller holds, and at all times during the term of this Agreement will hold, all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, except where such failure would not result in a Material Adverse Effect.
(c)
Seller has, and at all times during the term of this Agreement will have, all requisite power and authority under its organizational documents to restructure the Medallion Loans comprising a part of the Transferred Assets hereunder, to enter into the related Medallion Loan Agreements, to own and hold such Medallion Loans (and the related collateral and assets), to transfer and convey the Transferred Assets under this Agreement and the Assignments, to conduct its business, to execute and deliver this Agreement and all documents contemplated under this Agreement to which it is to be a party and to perform all of its obligations hereunder and thereunder.
(d)
This Agreement and all other documents required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding agreements, enforceable against the Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principals of equity (whether considered in a suit at law or in equity).
(e)
The execution, delivery and performance by the Seller of this Agreement and any other document to be executed by the Seller in connection herewith do not and will not (i) violate any of the provisions of the organizational documents of the Seller, (ii) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Seller or its properties or by which the Seller or its properties may be bound, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Seller or its properties or by which its properties are bound, (iv) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (v) result in the creation or imposition of any lien upon the Receivables or Other Transferred Property Transferred by the Seller (other than Permitted Liens), which, in the case of any of the foregoing, would result in a Material Adverse Effect.
(f)
There is no pending or, to the Seller's knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental authority against or affecting Seller that is reasonably be expected to be adversely determined and, if so determined, would have a Material Adverse Effect.
(g)
All written reports and other written information heretofore furnished by the Seller to the Purchaser or the Agent in connection with this Agreement, is accurate, in all material respects, as of its date.

10	Purchase and Contribution Agreement

(h)
The Seller will not be engaged as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X promulgated by the Federal Reserve Board), and no proceeds of any sale will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose, in each case that violates, or is inconsistent with, the provisions of Regulation T, U and X promulgated by the Federal Reserve Board.
(i)
The Seller is not an "investment company," or a company "controlled" by an "investment company," that is required to register under the Investment Company Act.
(j)
The consummation of the transactions provided for in this Agreement and compliance by the parties hereto with provisions hereof will not involve a prohibited transaction within the meaning of ERISA or Section 4975 of the Code.
(k)
There are no material judgment, ERISA or tax lien filings against the Seller.
(l)
No consent, approval, order or authorization by, and no filing with or notice to, any court or other governmental authority in respect of, the Seller is required in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other documents or transactions contemplated hereunder, the failure of which to obtain or give would have a Material Adverse Effect, except for such consents, approvals, orders, authorizations, filings or notices that have been duly obtained, taken or made.
(m)
As of the Closing Date, (i) the Seller was not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or any order of any court, administrative agency, arbitrator or governmental body, that would have a Material Adverse Effect. As of each Transfer Date, the Seller has performed all obligations to be performed by it under the Medallion Loan Agreements and MRP+ Program Documents relating to the Receivables Transferred by the Seller on such Transfer Date under this Agreement, except to the extent that any failure to perform such obligations has not had a Material Adverse Effect.
(n)
There is no pending or, to the Seller's knowledge, threatened in writing action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Seller that is reasonably expected to be adversely determined and, if so determined, would affect (i) the financial or other condition, business or operations of the Seller; (ii) the ability of the Seller to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated hereunder; (iii) any collateral, if any, securing a Receivable Transferred by the Seller under this Agreement or (iv) the Agent's ability to foreclose or otherwise enforce the Receivables Transferred by the Seller under this Agreement, and which in each such case would result in a Material Adverse Effect.
(o)
The Seller (i) has filed all tax returns which are required to be filed by it, (ii) is not in default in the payment of any taxes levied or assessed against it or any of its assets and (iii) is not in default under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject, in each case which singly or in the aggregate would result in a Material Adverse Effect.

11	Purchase and Contribution Agreement

(p)
The Seller is solvent, has adequate capital to carry on its business and purpose and will not be rendered insolvent by the transfers contemplated hereby. The Seller is not engaged, or about to engage, in a business for which its property represents an unreasonably small amount of capital.
(q)
The principal place of business and chief executive office of the Seller is as set forth on Schedule 1 (Schedule of Principal Places of Business and Chief Executive Offices) to this Agreement (or in such other location as the Seller may notify the Purchase in writing the Purchaser, with a copy to the Servicer and the Agent), and the Seller is not conducting any business under any name other than as provided herein. Schedule 2 (Seller Prior Names) to this Agreement sets forth all legal names of the Seller during the last five years.
(r)
Seller shall maintain its existence and not merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which Seller has been merged or Person (or the general partner of such Person) that acquires substantially all the assets of Seller is organized under the laws of a state in the United States, can lawfully perform the obligations of Seller hereunder and executes and delivers to the Purchaser an agreement which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by Seller under this Agreement and all other documents relating to the transactions contemplated hereby to which Seller is a party. Following any such consolidation or merger, conversion or similar event concerning Seller, Seller shall deliver an Opinion of Counsel to the Purchaser and Agent concerning the maintenance of the security interest granted by the Seller to the Purchaser under this Agreement.
(s)
If the Seller desires to make any change in its name or state of formation, the Seller shall give the Purchaser written notice thereof at least 25 days prior to such change and shall provide to the Purchaser, for filing by the Purchaser, such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's ownership interest in the Transferred Assets sold and conveyed by the Seller to the Purchaser under this Agreement.
(t)
Immediately prior to the Transfer of any Transferred Assets hereunder, Seller had (or will have), and immediately following the acquisition thereof, Purchaser has (or will have), good and marketable title to such Transferred Assets, free and clear of any Liens, other than Permitted Liens.
(u)
No Transfer of any Transferred Assets to the Purchaser pursuant to this Agreement contravenes or conflicts with, or requires the consent or approval of, or notice to, any Person (other than consent or approvals which have been received or notices which have been given) under, any Applicable Law.
(v)
Seller shall defend the right, title and interest of Purchaser in, to and under the Medallion Loans and Other Transferred Property transferred by Seller to Purchaser hereunder against all claims of third parties claiming through or under Seller.
(w)
This Agreement creates in favor of Purchaser a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Assets that are Transferred (or purported to be Transferred) hereby by the Seller, which security interest is prior to all other liens against the Seller and is enforceable against creditors of and purchasers from the Seller.

12	Purchase and Contribution Agreement

(x)
No later than each Transfer Date, the Seller shall have filed or submitted for filing a UCC-3 financing statement, effecting the assignment of the Medallion Loan UCC‑1 to the Purchaser, and specifying the file number of the Medallion Loan UCC‑1, naming the Seller, as assignor secured party, and the Purchaser, as assignee secured party, with respect to each related Transferred Receivable.
(y)
The UCC financing statement to be filed against the Seller, a copy of which has been provided to the Seller by the Purchaser, correctly states the Seller's legal name and jurisdiction of formation, and the collateral description therein accurately describes the Transferred Assets that Transferred (or purported to be Transferred) to the Purchaser under this Agreement by the Seller, whether now existing or hereafter arising.
(z)
On or before each Transfer Date, the Seller shall, as requested herein by the Purchaser and in accordance with Section 3(a) of the Custodial Agreement, transmit or deliver (or cause to be transmitted or delivered) to the Custodian the Receivable File for all Transferred Assets that the Seller is Transferring to the Purchaser on such Transfer Date.
(aa)
The Seller shall, whenever and so often as reasonably requested by the Purchaser (or the Agent, as pledgee of the Purchaser) at the sole cost and expense of the Seller, promptly execute and deliver, or cause to be executed and delivered, all such other and future instruments, documents or assurances, as may be reasonably requested and required to vest and maintain vested in the Purchaser, and to transfer to the Purchaser, valid and perfected ownership of, the Medallion Loans and Other Transferred Property under this Agreement, free and clear of any Liens (other than Permitted Liens).
(bb)
All assumptions of fact set forth in the legal opinions with respect to "true sale" and substantive non-consolidation delivered by Reed Smith LLP on the Closing Date were, to the extent pertaining to Seller and the conduct of its business with the Purchaser or any other Affiliate, true and correct, in all material respects, as of the Closing Date.
(cc)
(i) There will be no funding or other monetary obligations of the Seller under any Receivables conveyed to the Purchaser hereunder after the Closing Date remaining to be performed (and the exercise by the Purchaser of any of its rights thereunder or hereunder shall not relieve the Seller of such funding or other monetary obligations if they do exist) and (ii) there will not be payable any taxes, including, without limitation, sales, excise and personal property taxes, in connection with any Receivables conveyed to the Purchaser hereunder after the Closing Date, except for income and similar taxes in connection with any Receivables payable by the Seller for periods on and prior to the Closing Date or other Transfer Date, as applicable, and payable by the Purchaser for periods after the Closing Date or other Transfer Date, as applicable.
(dd)
The Seller is in compliance, in all respects, with the terms of the MRP+ Program Documents.
(ee)
No Transferred Asset has been intentionally selected by the Seller in a manner that is adverse to the Secured Parties.
(ff)
The Seller has instructed all Obligors on the Transferred Receivables to remit payments to the Lockbox Account. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account at the Lockbox Account Bank, is specified in Schedule 3 (Lockbox Account)

13	Purchase and Contribution Agreement

to this Agreement. The Lockbox Account (or the Collection Account) is the only account to which Collections on any Transferred Receivables are sent. The Seller has not granted (or caused or permitted the Borrower to grant) to any Person an interest in the Lockbox or the Lockbox Account, except as contemplated by the Transaction Documents.

It is understood and agreed that the representations, warranties and covenants of the Seller set forth in this Section 3.1 shall survive (x) the conveyance of the Transferred Receivables and Other Transferred Property by the Seller to the Purchaser under this Agreement and (y) the pledge of the Medallion Loans and Other Transferred Property to the Agent, for the benefit of the Secured Parties, under the Loan Agreement and that the covenants shall be continuing until this Agreement is terminated in accordance with Section 6.1 (Termination) below.

Section 3.2
Representations and Warranties of the Seller Relating to the Transferred Receivables. The Seller hereby represents and warrants to the Purchaser, on and as of each Transfer Date, with respect to each Transferred Receivable that is Transferred (or purported to be Transferred) to the Purchaser, pursuant to Section 2.1 (Conveyance of Receivables) above, on such Transfer Date:
(a)
Perfected Security Interest. Such Transferred Receivable, together with the Other Transferred Property with respect thereto, is, immediately prior to the Transfer thereof to Purchaser, owned by the Seller, free and clear of any Lien other than the Lien created hereby and Permitted Liens described in clauses (b) and (d) of the definition thereof.
(b)
Eligible Receivable. Such Transferred Receivable was, at the time of its sale to the Purchaser pursuant to Section 2.1 (Conveyance of Receivables) above, an Eligible Receivable.
(c)
Reasonably Equivalent Value. Such Transferred Receivable, together with the Other Transferred Property with respect thereto, was acquired by the Purchaser from the Seller, pursuant to this Agreement, in exchange for cash and/or non-cash consideration, pursuant to Section 2.2 (Consideration for Transfers) above, in amount that, in the aggregate, constitutes fair market value, fair consideration and reasonably equivalent value.
(d)
Payments. Any payments made on such Transferred Receivable have been applied as required by the applicable Medallion Loan Agreement or as otherwise required by Applicable Law and are reflected (if applicable) in the Outstanding Balance set forth on the applicable Receivables Schedule.
(e)
Schedule. The information, with respect to such Transferred Receivable and Other Transferred Property, set forth on Schedule A (Receivables) to the applicable Assignment is true and correct in all material respects.
(f)
Servicing. Such Transferred Receivable is being, and has been, serviced in accordance with the provisions of the Servicing Agreement and the Credit and Collection Policy.
Section 3.3
Remedies for Breach.
(a)
Correct, Cure or Purchase Affected Receivables. Upon the discovery by, or notice from the Purchaser or the Agent to, the Seller of a breach, with respect to any Transferred Receivable, of

14	Purchase and Contribution Agreement

one or more of the representations and warranties of the Seller in clause (a) (Perfected Security Interest) or (b) (Eligible Receivable) of Section 3.2 (Representations and Warranties of the Seller Relating to the Transferred Receivables) above as of the related Transfer Date (any such Transferred Receivable, an "Affected Receivable"), the Seller shall either (1) correct or cure such breach on or prior to the later of (x) five Business Days following the date such breach was Reporting Date relating to the Remittance Period during which such breach was discovered (the "Repurchase Cure Date") or (2) repurchase such Affected Receivable from Purchaser (or its assignee), by depositing the related Outstanding Balance of such Affected Receivable plus all accrued and unpaid interest on such Affected Receivable to but not including the date of such repurchase (the "Repurchase Amount"), to the Collection Account in accordance with Section 3.5 (Procedure to Repurchase or Replace Affected Receivables or Repurchase Optional Repurchase Receivables) below on or prior to the Settlement Date that immediately follows the Repurchase Cure Date or (3) replace such Affected Receivable with one or more Eligible Receivables with an aggregate Outstanding Balance at least equal to the Outstanding Balance of such Affected Receivable (provided that, in the case of this clause (3), no Early Amortization Event shall have occurred, and all of the terms, conditions and other procedures set forth in this Agreement and the other Transaction Documents have been followed with respect to the Transfer of the replacement Transferred Receivables have been followed in a manner reasonably acceptable to the Agent). The Seller and the Purchaser shall give each other, the Servicer, and the Agent prompt written notice following discovery by it of any breach of a representation made by Seller pursuant to clause (a) (Perfected Security Interest) or (b) (Eligible Receivable) of Section 3.2 (Representations and Warranties of the Seller Relating to the Transferred Receivables) above (and Agent shall deliver a copy of any such notice received by it to the Lenders). Such written notice shall describe the breach with reasonable particularity. The Servicer or the Agent may also give written notice of the breach, and such notice, upon delivery to the Seller, shall constitute notice of such breach under this Section 3.3.
(b)
Sole Liability. It is understood and agreed that the obligation to correct, cure, repurchase or replace any Affected Receivable, and any related indemnification obligations, under this Agreement shall constitute the sole liability of the Seller under this Agreement with respect to such breach of the representations or warranties in clause (a) (Perfected Security Interest) or (b) (Eligible Receivable) of Section 3.2 (Representations and Warranties of the Seller Relating to the Transferred Receivables) above, whether asserted by the Purchaser or by the Agent. For the avoidance of doubt, the representations and warranties of the Seller in Section 3.2 (Representations and Warranties of the Seller Relating to the Transferred Receivables) above only pertain to the characteristics of the Transferred Receivables on the related Transfer Date, and any change in any of the characteristics of any Transferred Receivable following the related Transfer Date which results in the failure of such Transferred Receivable to continue to be an Eligible Receivable shall not constitute a breach of such representations and such Transferred Receivable shall not constitute an Affected Receivable or otherwise serve as a basis for recourse by the Purchaser or any other Person against the Seller.
Section 3.4
Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller, as of the Closing Date and as of each Transfer Date, as follows:
(a)
The execution, delivery and performance of this Agreement by it are within its powers and have been duly authorized by all necessary limited liability company action on its part.

15	Purchase and Contribution Agreement

(b)
The execution, delivery and performance by the Purchaser of this Agreement and any other document to be executed by the Purchaser in connection herewith or therewith do not and will not (i) violate any of the provisions of the organizational documents of the Purchaser; (ii) violate any of the provisions of the organizational documents of the Purchaser; (iii) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Purchaser or its properties or by which the Purchaser or its properties may be bound or affected; (iv) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Purchaser or its properties or by which its properties are bound or affected or (v) result in the creation or imposition of any lien upon the Transferred Receivables or Other Transferred Property sold and conveyed to the Purchaser, which, in the case of any of the foregoing, would have a Material Adverse Effect.
(c)
This Agreement and all other documents required or contemplated hereby to be executed and delivered by the Purchaser have been duly authorized, executed and delivered by the Purchaser and, assuming the due execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding agreements, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principals of equity (whether considered in a suit at law or in equity).
Section 3.5
Procedure to Repurchase or Replace Affected Receivables or Repurchase Optional Repurchase Receivables. The Seller, in repurchasing or replacing an Affected Receivable as required by Section 3.3 (Remedies for Breach) above, or repurchasing an Optional Repurchase Receivable on a Settlement Date, shall comply with the following, as applicable:
(a)
Consideration. The Seller shall pay (or cause to be paid) the applicable Repurchase Amount for such Affected Receivable Optional Repurchase Receivable being repurchased as of the date of repurchase. Such Repurchase Amount shall be remitted in immediately available funds by the Seller to the Collection Account.
(b)
Delivery of Updated Information for Monthly Settlement Report. The Seller shall deliver to the Servicer and the Agent, on or before each Reporting Date, (i) a list (to be included in the applicable Monthly Settlement Report) of the Affected Receivables and/or Optional Repurchase Receivables (if any) to be purchased by the Seller on or prior to the immediately-succeeding Settlement Date and (ii) an updated Receivables Schedule with such Affected Receivables and/or Optional Repurchase Receivables (if any) removed. The Seller hereby represents as to the accuracy of each such list and schedule as of such Reporting Date and Settlement Date.
(c)
Repurchase or Replacement of Affected Receivables; Optional Repurchases. With respect to (i) each Affected Receivable to be repurchased or replaced by Seller pursuant to this Agreement and (ii) each Optional Repurchase Receivable, upon the deposit by (or on behalf of) Seller of the Repurchase Amount into the Collection Account (or, in the case of a replacement of an Affected Receivable, upon Transfer to the Purchaser of the related replacement Transferred Receivable or Transferred Receivables), the Agent and the Purchaser shall be deemed to have released their respective security and/or ownership interests in, and Liens on, such Optional Repurchase Receivable or Affected Receivable repurchased or replaced by Seller, as the case may be, and all Other Transferred Property with respect thereto, as contemplated by this Agreement, with no recourse, representation or warranty.

16	Purchase and Contribution Agreement

Purchaser shall (or shall direct its assignee to) take any actions, at the expense of Seller, that are reasonably requested by Seller to effect the repurchase by and/or re-conveyance to Seller of any such Transferred Receivable and Other Transferred Property. In addition, and without limitation of the foregoing, with respect to any Receivable purchased (or replaced) by Seller, Seller shall be entitled to any Collections received thereon on or after such deposit into the Collection Account of the Repurchase Amount therefor (or such Transfer to the Purchaser of the related replacement Receivable or Receivables).
(d)
Release of Receivable File. With respect to each Optional Repurchase Receivable or Affected Receivable to be repurchased or replaced by Seller pursuant to this Agreement, the Seller shall be responsible for requesting the release of the related Receivable File, pursuant to, and in accordance with, Section 7 (Release of Receivable Files) of the Custodial Agreement.
Article 4

Additional Covenants of the Seller

The Seller hereby covenants and agrees, to and for the benefit of the Purchaser and the Secured Parties, that, at all times from and after the Closing Date until the Final Settlement Date:

Section 4.1
Performance and Compliance. At its expense, the Seller shall timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Medallion Loan Documents, the MRP+ Program Documents and the Transaction Documents to which it is a party.
Section 4.2
Preservation of Existence, Etc. The Seller shall:
(a)
preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization;
(b)
take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)
preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
Section 4.3
Maintenance of Properties. The Seller shall (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except (in the case of the foregoing clauses (a) and (b)) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 4.4
Payment of Obligations. The Seller shall pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and

17	Purchase and Contribution Agreement

adequate reserves in accordance with GAAP are being maintained by the Seller, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 4.5
Audits and Inspection. The Seller shall cooperate, in all respects, with the audit, inspection, participation and other requirements set forth in Section 8.9 (Audits and Inspection) of the Loan Agreement.
Section 4.6
Taxes. The Seller shall pay when due all U.S. federal and other material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Seller or, prior to the Transfer thereof hereunder, the Transferred Assets or upon the Seller's ownership, possession, use, operation or disposition thereof or upon the Seller's rents, receipts or earnings arising therefrom. The Seller shall file, on or before the due date therefor, all personal property tax returns required to be filed by the Seller in respect of the Transferred Assets and relating to the period prior to the Transfer Date therefor. Notwithstanding the foregoing, the Seller may contest, in good faith and by appropriate proceedings, taxes for which the Seller maintain adequate reserves therefor in accordance with GAAP (and the same shall not be deemed to constitute a violation of this Section 4.6).
Section 4.7
Change of Control. At no time shall the Seller take any action that would result in a Change of Control.
Section 4.8
Independent Managers, Etc. The Seller shall, at all times, cause the Purchaser to maintain Independent Managers in accordance with Section 8.14 (Independent Managers) of the Loan Agreement and the Seller shall comply with the terms and conditions of the Borrower LLC Agreement. The Borrower LLC Agreement shall not be amended or terminated, at any time prior to the Final Settlement Date, without the prior written consent of the Agent.
Section 4.9
Compliance with Laws.
(a)
The Seller shall maintain compliance in all material respects with all Applicable Law (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of its businesses and activities, except where the failure to maintain any foreign qualification in any State could not reasonably be expected to have a Material Adverse Effect.
(b)
The Seller shall not (i) directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists, (ii) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (iii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iv) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

18	Purchase and Contribution Agreement

Section 4.10
Books and Records. The Seller shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such the Seller.
Section 4.11
Transactions with the Purchaser. Other than entering into and performing its obligations under the Transaction Documents to which it is a party (including in its capacity as Servicer) and consummating the transactions contemplated therein, the Seller shall not, directly or indirectly, enter into or permit to exist any transaction of any kind between the Seller, on the one hand, and the Purchaser, on the other hand, on terms that are less favorable to the Purchaser than those that might be obtained in an arm's length transaction from a Person who is not an Affiliate of the Purchaser.
Section 4.12
Confidentiality. The Seller shall comply with the confidentiality obligations set forth in Section 14.16 (Confidentiality) of the Loan Agreement.
Section 4.13
Restriction on Indebtedness. Neither the Seller nor any Subsidiary thereof shall create, incur, assume or suffer to exist any Lien on or over property, assets or revenues, whether now owned or hereafter acquired, of the Seller consisting of loans covered by the MRP+ Program, or incur any Indebtedness that is secured or otherwise backed (directly or indirectly) by any such loans, unless, in each case, the Seller shall have first (x) obtained the prior written consent of the Agent (such consent not to be unreasonably withheld) and (y) entered into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Agent and the Seller.
Section 4.14
ERISA. Neither the Seller nor any ERISA Affiliate shall permit to occur any ERISA Event that could reasonably be expected to have a Material Adverse Effect.
Article 5

Indemnification
Section 5.1
Indemnification. Without limiting any other rights that any such Person may have hereunder or under Applicable Law (including, without limitation, the right to recover damages for breach of contract), the Seller hereby agrees to indemnify the Purchaser and its assigns (including, from and after the time of any pledge or assignment hereof by the Purchaser to the Agent for the benefit of the Secured Parties under the Loan Agreement, each Secured Party) and each of the officers, directors, employees, agents, in-house attorneys, representatives and equity holders of any of the foregoing (each, an "Indemnified Person") from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented out-of-pocket attorneys' fees and disbursements and other reasonable and documented out-of-pocket costs of investigation or defense (including those incurred upon any appeal) (all of the foregoing being collectively referred to as "Liabilities"), that may be instituted or asserted against or incurred by such Indemnified Person as the result of any of the following (but subject to the exclusions set forth in Section 5.2 (Certain Losses Not Indemnified) below):
(a)
any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party or

19	Purchase and Contribution Agreement

any other information or report delivered by the Seller pursuant to this Agreement or any other Transaction Document to which it is a party (including, without limitation, any representation with respect to a Transferred Receivable's classification by the Seller as an Eligible Receivable as of the Transfer Date therefor), which shall have been false or incorrect in any respect when made or deemed made or delivered;
(b)
the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document to which it is a party or with any Applicable Law (including tax laws, rules or regulations) with respect to any Transferred Receivable or the related Medallion Loan Documents with which compliance is required of the Seller or the nonconformity of any Transferred Receivable, Medallion Collateral or Other Transferred Property, as of the Transfer Date therefor, with any such Applicable Law;
(c)
the failure to vest and (except as expressly contemplated by the Transaction Documents) maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to and ownership of, or security interest in, any Transferred Receivables together with all Other Transferred Property, free and clear of any Lien (other than Permitted Liens) existing at the time of any Transfer or at any time thereafter arising from or through the Seller;
(d)
the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of all applicable jurisdictions or other applicable laws or the failure to make other filings as may be, in each of the foregoing cases in this clause (d), expressly required to be filed by the Seller hereunder with respect to any Transferred Assets, whether at the time of any Transfer or at any subsequent time;
(e)
the failure of the Seller or any of its agents and representatives to remit to the Collection Account Collections on Transferred Receivables that are received by the Seller as cleared funds, within the time specified in Section 11.8 (Deposits to Accounts) of the Loan Agreement;
(f)
the commingling of Collections on Transferred Assets at any time with other funds of the Seller, the Servicer, any other MCC Entity, or the Sub‑Servicer;
(g)
any failure of the Seller or any other MCC Entity to perform its duties or obligations in accordance with the provisions of this Agreement, any other Transaction Document, any Medallion Loan Documents, any MRP+ Program Documents or any other contract or agreement related to a Medallion Loan or Other Transferred Property with respect thereto;
(h)
any damage suit or other claim arising out of or in connection with any transaction which is the subject of any Medallion Loan Document, any Medallion Loan or any Other Transferred Property with respect thereto, in each case to the extent such suit or claim relates to or arose out of (A) events or circumstances that occurred or existing prior to the applicable Transfer Date or (B) any actual or alleged act or omission on the part of the Seller or any other MCC Entity;
(i)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Transferred Asset (including, without limitation, a defense based on such Transferred Asset or the related Medallion Loan Documents not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim relating

20	Purchase and Contribution Agreement

to a Transferred Asset, in each case to the extent such suit or claim relates to or arose out of (A) events or circumstances that occurred or existing prior to the applicable Transfer Date or (B) any actual or alleged act or omission on the part of the Seller or MCC;
(j)
any and all taxes (except for taxes on the net income of an Indemnified Person or franchise taxes), that may at any time be asserted with respect to the transactions contemplated herein or the conveyance or (prior to the respective Transfer Dates therefor) ownership of the Transferred Receivables or the Other Transferred Property hereunder, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same;
(k)
any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which it is a party, the transactions contemplated hereby or thereby, the use of the proceeds of Transfers or any other investigation, litigation or proceeding relating to the Seller or MCC, the Transferred Receivables or Other Transferred Property in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or thereby, in each case to the extent such suit or claim relates to or arose out of (A) events or circumstances that occurred or existing prior to the applicable Transfer Date or (B) any actual or alleged act or omission on the part of the Seller or MCC;
(l)
any inability to litigate any claim against any Obligor or any third-party originator as a result of such Person being immune from civil and commercial law and suit, in each case to the extent such suit or claim relates to or arose out of (A) events or circumstances that occurred or existing prior to the applicable Transfer Date or (B) any actual or alleged act or omission on the part of the Seller or MCC.

Notwithstanding anything to the contrary in this Agreement, solely for purposes of the indemnification obligations set forth in this Section 5.1, any representations, warranties and covenants made by the Seller in this Agreement or the other Transaction Documents, and any criteria which are set forth in the definition of "Eligible Receivable," which are qualified by or limited to events or circumstances which have, or are reasonably likely to have, given rise to a Material Adverse Effect or by any other materiality or knowledge qualification or limitation, shall not be deemed to be so qualified or limited.

If any suit, action, claim or proceeding (collectively, "Proceeding") which might result in indemnification under this Section 5.1 is brought against an Indemnified Person, the Indemnified Person shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof; provided, however, that, the failure to notify the Seller shall not relieve it from any liability which it may have under this Section 5.1 except to the extent it has been materially prejudiced (e.g., through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, however, that, the failure to notify the Seller shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under this Section 5.1. The Seller may participate in and assume the defense of any such Proceeding at its expense for which indemnification is available under this Section 5.1; provided that no settlement thereof shall be made without the approval of the Seller and such Indemnified Person (such consent not to be unreasonably withheld) unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person. Any counsel used by the Seller

21	Purchase and Contribution Agreement

in the defense of any such Proceeding shall be reasonably satisfactory to the Indemnified Person. The Seller must keep the Indemnified Person apprised of the progress of any such Proceeding. Any judgment, settlement or other amounts payable as a result of such Proceeding shall be subject to indemnification by the Seller pursuant to this Section 5.1. Notwithstanding the Seller's election to assume the defense of any such Proceeding, an Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action, and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Seller to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include the Seller and such Indemnified Person and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller; (iii) the Seller shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent it within a reasonable time after notice of the institution of such action; or (iv) the Seller shall authorize such Indemnified Person to employ separate counsel at the Seller's expense. Notwithstanding the foregoing, in no event shall the Seller be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Persons in connection with any Proceeding, plus one firm of local counsel in each jurisdiction in which any such Proceeding is taking place. The Seller will not be liable under this Agreement for any amount paid by an Indemnified Person to settle any claims or actions for which indemnification is available under this Section 5.1, if the settlement is entered into without the Seller's consent, which consent may not be unreasonably withheld or delayed, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the Seller agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

Any amounts subject to the indemnification provisions of this Section 5.1 shall be paid by the Seller to the Indemnified Person within five Business Days following the Indemnified Person's written demand therefor specifying, in reasonable detail, the nature and amount of such Liabilities for which indemnification is being claimed hereunder. In addition, the Seller shall pay to the Indemnified Persons within five Business Days after written demand therefor, any and all out-of-pocket costs and expenses of the Indemnified Persons (including reasonable and documented out-of-pocket counsel fees and expenses) incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder, or in connection with the administration, restructuring or workout of this Agreement following an Event of Default. The agreement contained in this Section 5.1 shall survive the collection of all Transferred Receivables, the termination of this Agreement and the payment of all amounts otherwise payable hereunder.

Section 5.2
Certain Losses Not Indemnified. Notwithstanding the foregoing, the Seller shall not be obligated to indemnify any such Indemnified Person for Liabilities (a) to the extent that they result from gross negligence, willful misconduct or bad faith on the part of an Indemnified Person or material breach of its obligations under any Transaction Documents , (b) to the extent the same represents losses in respect of Transferred Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or other credit recourse, or the diminution in value of any Transferred Assets, except to the extent such loss was the result of any breach of any representation, warranty or covenant by the Seller, and (c) claimed by an Indemnified Person as a result of any claim made by any MCC Entity or Affiliate thereof against such Indemnified Person which has been

22	Purchase and Contribution Agreement

reduced to a final and non-appealable judgment by a court of competent jurisdiction in favor of such MCC Entity or Affiliate; provided, however, that, nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of the Borrower (or its designee) to the Seller for amounts otherwise specifically provided to be paid by the Seller under the terms of this Agreement.
Article 6

Termination
Section 6.1
Termination. The respective obligations and responsibilities of the Seller and the Purchaser created under this Agreement shall terminate, except for their respective indemnity obligations as provided herein, on the Final Settlement Date.
Article 7

Miscellaneous Provisions
Section 7.1
Amendments, Etc. No modification or amendment of this Agreement shall be valid or effective unless in a writing and signed by the Seller and the Purchaser, and for which the prior written consent of the Agent (acting at the direction of the Required Lenders) has been obtained.
Section 7.2
Successors and Assigns; Consent to Assignment of Transferred Assets by Purchaser. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective successors and permitted assigns; provided, however, that, neither the Seller nor the Purchaser may assign, delegate, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent. The Seller acknowledge that the Purchaser intends to pledge all of its rights in and to this Agreement (including, without limitation, all of the Purchaser's rights related to the Transferred Assets). The Seller agrees that the Agent, on behalf of the Secured Parties, may enforce any right or remedy against the Seller under this Agreement as if it were the Purchaser hereunder, following such assignment by the Purchaser and pledge by the Purchaser to the Agent. Such enforcement of a right or remedy by the Agent shall have the same force and effect as if the right or remedy had been enforced or exercised by Purchaser directly.
Section 7.3
Counterparts. This Agreement shall be valid, binding and enforceable against a Party when executed and delivered by an authorized individual on behalf of such Party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each Party shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other Party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall

23	Purchase and Contribution Agreement

be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 7.4
Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
Section 7.5
Nonpetition Covenant. Until one year plus one day shall have elapsed since the payment in full of the Secured Obligations, neither any Party, nor any assignee thereof, solely in its capacity as a creditor of the Purchaser, shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.
Section 7.6
Survival. The provisions of Section 3.3 (Remedies for Breach), Article 5 (Indemnification), Section 7.5 (Nonpetition Covenant) and Section 7.9 (Limited Recourse) shall survive the termination of this Agreement.
Section 7.7
Notices. All demands, notices and communications hereunder shall be provided in accordance with Section 14.2 (Notices) of the Loan Agreement. Any notice of a breach or default hereunder shall also be sent to the Agent in the manner provided in the Loan Agreement.
Section 7.8
Third-Party Beneficiary. The parties to this Agreement hereby manifest their intent that Agent, for the benefit of the Secured Parties, be a third-party beneficiary of this Agreement.
Section 7.9
Limited Recourse. Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, the obligations of the Purchaser are limited recourse obligations of the Purchaser payable solely from the Pledged Collateral. Following realization of the Pledged Collateral and application of the proceeds thereof in accordance with the Transaction Documents, all obligations of and any claims against the Purchaser under this Agreement or in connection herewith after such realization shall be extinguished and shall not thereafter revive.

[Signatures on following page]

24	Purchase and Contribution Agreement

IN WITNESS WHEREOF, the Parties have caused their names to be signed to this Purchase and Contribution Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

DePalma Acquisition I LLC

as Seller

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature pages to Purchase and Contribution Agreement—1 of 2

DePalma Financing SPV I LLC

as Purchaser

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature pages to Purchase and Contribution Agreement—2 of 2

Schedule 1

Schedule of Principal Places of Business and Chief Executive Offices

1.
5 Greenwich Office Park

Suite 400

Greenwich, CT 06831

Schedule of Principal Place of Business and Chief Executive Offices	Schedule 1-1	Purchase and Contribution Agreement

Schedule 2

Seller Prior Names

None

Seller Prior Names	Schedule 2-1	Purchase and Contribution Agreement

Schedule 3

Lockbox Account

[***]

Lockbox Account	Schedule 3-1	Purchase and Contribution Agreement

Exhibit A

Form of Assignment

[***]

Form of Assignment	Exhibit A-1	Purchase and Contribution Agreement

Schedule A

Receivables

[***]

Form of Assignment	Exhibit A-2	Purchase and Contribution Agreement

Exhibit B

Initial Assignment

[***]

Initial Assignment	Exhibit B-1	Purchase and Contribution Agreement